AMENDED AND RESTATED BYLAWS
OF
HARTFORD CREATIVE GROUP, INC.
(A NEVADA CORPORATION)
December 24, 2024

RECITALS

WHEREAS, that Hartford Creative Group, Inc., a Nevada corporation (the "Corporation") formerly known as Hartford Great Health Corp., adopted the bylaws of the Corporation (the "Original Bylaws") on April 4, 2008;

WHEREAS, that on May 1, 2024, the board of directors (the "Board of Directors"), due to a change of business scope and industry, deemed it desirable and in the best interest of the Corporation and its stockholders to change the name of the Corporation, as filed with the Nevada Secretary of State, from Hartford Great Health Corp. to Hartford Creative Group, Inc.;

WHEREAS, that on December 24, 2024, the Board of Directors, deemed it desirable and in the best interest of its stockholders to amend and restate the Bylaws with these Amended and Restated Bylaws of the Corporation (the "Bylaws").

ARTICLE 1
OFFICES

Section 1.1 Principal Office. The principal office of Hartford Creative Group, Inc., a Nevada corporation (the "Corporation"), shall be at such location within or without the State of Nevada as may be determined from time to time by resolution of the board of directors of the Corporation (the "Board of Directors").

Section 1.2 Other Offices. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The Corporation's resident agent and the street address of the Corporation's resident agent in Nevada shall be as determined by the Board of Directors from time to time.

ARTICLE 2
STOCKHOLDERS

Section 2.1 Annual Meetings. Annual meetings of the Stockholders of the Corporation (the "Stockholders") shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, directors shall be elected and such other business, if any, may be transacted as may be brought before the meeting pursuant to this Section 2.1. No business may be transacted at an annual meeting of Stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any Stockholder of the Corporation (A) who is a Stockholder of record on

the date of the giving of the notice provided for in Section 2.13 and on the record date for the determination of Stockholders entitled to vote at such annual meeting, and (B) who complies with the notice procedures set forth in Section 2.13.

Section 2.2 Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, described in the notice of meeting, may be called by the President, the Board of Directors, or by the Chairman of the Board of Directors, and shall be called by the President by vote of, or by an instrument in writing signed by the holders of a majority of the issued and outstanding capital stock of the Company.

Section 2.3 Place of Meetings. Any meeting of the Stockholders may be held at any location in or out of the State of Nevada as may be designated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of electronic communications, videoconferencing, teleconferencing, or other available technology authorized by and in accordance with Chapter 78 of the Nevada Revised Statutes ("NRS").

Section 2.4 Notice of Meetings; Waiver of Notice.

(a) The President, a Vice President, the Secretary, or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the Stockholders written notice of any Stockholders' meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting, the means of electronic communications, videoconferencing, teleconferencing, or other available technology, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for Stockholders entitled to notice of the meeting) and, except in the case of the annual meeting, the purpose or purposes for which the meeting is called.

(b) In the case of an annual meeting, subject to Section 2.13 hereof, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenters' rights is to be submitted to a vote, the notice of the meeting must state that the Stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

(c) A copy of the notice shall be personally delivered, mailed postage prepaid or sent by electronic communication as provided in NRS 75.150 to each Stockholder of record entitled to vote at the meeting at the address appearing on the records of the Corporation. If personally delivered or delivered by electronic communication (with confirmation of successful transmission), service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is delivered or sent by electronic transmission. If mailed, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. Personal delivery of any such notice to any officer of a corporation or

association, to any member of a limited-liability company managed by its members, to any manager of a limited-liability company managed by managers, to any general partner of a partnership or to any trustee of a trust constitutes delivery of the notice to the corporation, association, limited-liability company, partnership or trust.

(d) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the Stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

(e) Any Stockholder may waive notice of any meeting by a signed writing, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.5 Determination of Stockholders of Record.

(a) For the purpose of determining the Stockholders entitled to notice of and to vote at any meeting of Stockholders or any adjournment or postponement thereof, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable.

(b) If no record date is fixed, the record date for determining Stockholders: (i) entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders shall apply to any adjournment or postponement of the meeting; *provided*, *however*, that the Board of Directors may fix a new record date for the adjourned or postponed meeting and must fix a new record date if the meeting is adjourned or postponed to a date more than sixty (60) days later than the meeting date set for the original meeting.

Section 2.6 Quorum; Adjourned Meetings.

(a) A majority of the votes entitled to be cast on a matter by a voting group represented in person or by proxy, shall constitute a quorum of that voting group for action on the matter. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

(b) If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 2.7 Voting.

(a) Unless otherwise provided in Chapter 78 of the NRS, the Articles of Incorporation, or the resolution providing for the issuance of preferred stock or series of classes of common stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation (if any such authority is so vested), each Stockholder of record, or such Stockholder's duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such Stockholder's name at the close of business on the record date.

(b) If a quorum is present, unless the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, Chapter 78 of the NRS or other applicable law provide for a different proportion, action by the Stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the Stockholders by majority vote if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless the vote of a greater number or voting by classes or series is required for any action of the Stockholders by Chapter 78 or 92A of the NRS, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

(c) If a quorum is present, directors shall be elected by a plurality of the votes cast.

(d) In determining the right to vote shares of the Corporation pursuant to this Section 2.7 or otherwise, the Corporation may rely on any instruments or statements presented to it, *provided* that the Corporation has the right, but not the obligation, to require and review such proof of ownership and voting rights as it determines in good faith. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the Stockholder. All decisions of the Corporation shall be valid and binding unless and until a court of competent jurisdiction determines otherwise. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section 2.7, are not liable for damages to the Stockholder for the consequences of such acceptance or rejection.

Section 2.8 Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express dissent to a corporate action in writing without a meeting may authorize, in a manner permitted by Chapter 78 of the NRS, another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary of the Corporation or other person authorized

to tabulate votes before or at the time of the meeting. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by Chapter 78 of the NRS.

At any meeting of Stockholders, any holder of shares entitled to vote may designate, in a manner permitted by Chapter 78 of the NRS, another person or persons to act as a proxy or proxies. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by Chapter 78 of the NRS.

Section 2.9 Action Without Meeting by Written Consent. Any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if one or more consents in writing, setting forth the action, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. If written consents of less than all the Stockholders have been obtained, notice of such Stockholder approval by written consent shall be given at least ten (10) days before the consummation of the action authorized by such written consent to those Stockholders entitled to vote who have not consented in writing and to any non-voting Stockholders. Such notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this Section 2.9 has the effect of a vote at a meeting and may be described as such in any document. The record date for determining Stockholders entitled to take action without a meeting, shall be the date the Corporation first receives written notice upon which the action is taken.

Section 2.10 Organization.

(a) Meetings of Stockholders shall be presided over by the Chairman of the Board, or, in the absence of the Chairman of the Board, by the President, or, in the absence of the foregoing persons, by a person designated by the Board of Directors, or, in the absence of such designation by the Board of Directors, by a person chosen at the meeting by the Stockholders entitled to cast a majority of the votes which all Stockholders present in person or by proxy are entitled to cast. The Secretary, or in the absence of the Secretary, an assistant secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any assistant secretary the Chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the Chairman of the meeting. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

(b) The Chairman of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

Section 2.11 Absentees' Consent to Meetings. Transactions of any meeting of the Stockholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally or by the terms of these Bylaws required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed, or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of Stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws.

Section 2.12 Director Nominations. Subject to the rights, if any, of the holders of preferred stock to nominate and elect directors, nominations of persons for election to the Board of Directors of the Corporation may be made by the Board of Directors, by a committee appointed by the Board of Directors, or by any Stockholder of record entitled to vote in the election of directors who complies with the notice procedures set forth in Section 2.13.

Section 2.13 Advance Notice of Stockholder Proposals and Director Nominations by Stockholders.

(a) Annual Meeting of Stockholders. The annual meeting of the Stockholders shall be held each year on a date and at a time fixed by the Board of Directors of the Corporation (or by the President in the absence of action by the Board of Directors), beginning with the year 2025, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as provided herein for any annual meeting of the Stockholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Stockholders as soon thereafter as it may conveniently be held.

A Stockholder may apply to the district court in the county in Nevada where the Corporation's principal office is located or, if the Corporation has no principal office in Nevada, to the district court of the county in which the Corporation's registered office is located to seek an order that a stockholder meeting be held (i) if an annual meeting was not held within six months after the close of the Corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if the Stockholder participated in a proper call of or proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the Corporation pursuant to the NRS or other applicable law, or the special meeting was not held in accordance with the notice.

(b) Special Meetings of Stockholders. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder's notice required by Section 2.13 of these Bylaws (including the completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws and any other information, documents, affidavits, or certifications required by the Corporation) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder's notice as described above.

Section 2.14 Submission of Questionnaire, Representation, and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, the candidate for nomination must have previously delivered (in accordance with the time periods prescribed for delivery of notice under Section 2.13 of these Bylaws), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (i) is not and, if elected as a director during his or her term of office, will not become a party to (A) a Voting Commitment, or (B) any Voting Commitment that could limit or interfere with such proposed nominee's ability to comply, if elected as a director of the Corporation, with such proposed nominee's fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director, and (iii) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person's term in office as a director of the Corporation (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

Section 2.15 Stockholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the Stockholders entitled to vote at each meeting of Stockholders thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group, if such exists, and within each voting group by class or series of shares. The Stockholder list must be available for inspection by any Stockholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available in the Corporation's principal executive offices or at a place identified in the meeting notice in the city where the meeting is to be held. A Stockholder, his, her, or its agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Section 2.16 of these Bylaws, to copy the list during regular business hours and at his, her, or its expense, during the

period it is available for inspection. The Corporation shall maintain the Stockholder list in written form or in another form capable of conversion into written form within a reasonable time.

Section 2.16 Stockholder's Rights to Inspect Corporate Records.

(a) Minutes and Accounting Records. The Corporation shall keep as permanent records minutes of all meetings of its Stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors. The Corporation shall maintain appropriate accounting records.

(b) Absolute Inspection Rights of Records Required at Principal Office. If a Stockholder gives the Corporation written notice of the Stockholder's demand at least five (5) business days before the date on which the Stockholder wishes to inspect and copy, a Stockholder (or such Stockholder's agent or attorney) has the right to inspect and copy, during regular business hours any of the following records, all of which the Corporation is required to keep at its principal office:

(i) its Articles of Incorporation or restated Articles of Incorporation and all amendments to them currently in effect;

(ii) its Bylaws or restated Bylaws and all amendments to them currently in effect;

(iii) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv) the minutes of all Stockholders' meetings, and records of all action taken by stockholders without a meeting, for the past three years;

(v) all written communications to stockholders generally within the past three years, including the financial statements furnished for the past three years to the stockholders;

(vi) (vi) a list of the names and business addresses of its current directors and officers; and

(vii) its most recent Annual Report delivered to the Secretary of State.

(c) Conditional Inspection. In addition, if a Stockholder gives the Corporation a written demand made in good faith and for a proper purpose at least five (5) business days before the date on which the Stockholder wishes to inspect and copy, in which the Stockholder describes with reasonable particularity the Stockholder's purpose and the records the Stockholder desires to inspect, and the records are directly connected with the Stockholder's purpose, a Stockholder of the Corporation (or the Stockholder's agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

(i) excerpts from minutes of any meeting of the Board of Directors, records of any action of the Board of Directors or a committee of the Board of Directors on behalf of the Corporation, minutes of any meeting of the stockholders, and records of action taken by the stockholders or Board of Directors and without a meeting, to the extent not subject to inspection under Section 2.16(a).

(ii) accounting records of the Corporation; and

(iii) the record of stockholders (compiled no earlier than the date of the Stockholder's demand).

(d) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the Stockholder. The charge may not exceed the estimated cost of production or reproduction of the records.

(e) Stockholder Includes Beneficial Owner. For purposes of this Section 2.16, the terms "stockholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on such stockholder's behalf.

ARTICLE 3
DIRECTORS

Section 3.1 General Powers; Performance of Duties. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except to the extent properly delegated to officers of the Corporation or as otherwise provided in Chapter 78 of the NRS or the Articles of Incorporation.

Section 3.2 Number, Tenure, and Qualifications. The number of directors shall be no less than one (1) director and no more than seven (7) directors. Directors need not be Stockholders or residents of the State of Nevada. Each director shall hold office until the next annual meeting of stockholders, or until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section 3.2 shall be restrictive upon the right of the Board of Directors to fill vacancies or upon the right of the Stockholders to remove directors as is hereinafter provided.

Section 3.3 Chairman of the Board. The Board of Directors shall elect a Chairman of the Board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and Stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws, or as may be provided by applicable law.

Section 3.4 Removal and Resignation of Directors. A director may be removed from the Board of Directors by the stockholders only as provided in the Articles of Incorporation and the NRS. Any director may resign effective upon giving written notice, unless the notice specifies a

later time for effectiveness of such resignation to the Chairman of the Board, if any, the President or the Secretary, or in the absence of all of them, any other officer of the Corporation.

Section 3.5 Vacancies; Newly Created Directorships. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, (i) the Stockholders may fill the vacancy, or (ii) the Board of Directors may fill the vacancy, or (iii) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

The term of a director elected to fill a vacancy expires at the next stockholders' meeting at which directors are elected. However, if such director's term expires, the director shall continue to serve until such director's successor is elected and qualifies or until there is a decrease in the number of directors.

Section 3.6 Regular Meetings. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or outside Nevada, for the holding of additional regular meetings without other notice.

Section 3.7 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any one (1) of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Nevada, as the place for holding any special meeting of the board of directors called by them.

Section 3.8 Place of Meetings. Any regular or special meeting of the directors of the Corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by the directors may designate any place for the holding of such meeting.

Section 3.9 Notice of Meetings. Notice of the date, time and place of any special meeting shall be given to each director at least two days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by private courier, telegraph, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) five days after such notice is deposited in the United States mail, properly addressed, with first class postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested, provided that the return receipt is signed by the director to whom the notice is addressed. If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph

company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegraph, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the secretary for filing with the corporate records, but such delivery and filing shall not be conditions to the effectiveness of the waiver. Further, a director's attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting

Section 3.10 Quorum; Adjourned Meetings.

(a) A majority of the whole Board of Directors at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business; *provided* that, solely for the purposes of filling vacancies pursuant to Section 3.5 of these Bylaws, a meeting of the Board of Directors may be held if a majority of the directors then in office participate in such meeting.

(b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.11 Manner of Acting; Presumption of Assent. Except in cases in which the Articles of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12 Telephonic and Electronic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee through electronic communications, videoconferencing, teleconferencing or other available technology for which the Corporation shall have implemented reasonable measures to: verify the identity of each person participating through such means as a director or committee, as the case may be; and provide the directors or members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings.

Participation in a meeting pursuant to this Section 3.12 constitutes presence in person at the meeting.

Section 3.13 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors. The written consent may be signed in counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors.

Section 3.14 Powers and Duties.

(a) Except as otherwise restricted by the laws of the State of Nevada or the Articles of Incorporation, the Board of Directors shall manage the business and affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control, or conduct the business of the Corporation to any standing or special committee in accordance with Section 3.15, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to sub-delegate, and upon such terms as may be deemed fit.

(b) The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of Stockholders, in his or her discretion, may (i) require that any votes cast at such meeting shall be cast by written ballot, and/or (ii) submit any contract or act for approval or ratification at any annual meeting of the Stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

Section 3.15 Committees. Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedure:

(a) Designation and Appointment. The Board of Directors may designate and appoint one or more committees under such name or names and for such purpose or function as may be deemed appropriate or under no name.

(b) Members; Alternate Members; Terms. Each committee thus designated and appointed shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the entire Board of Directors, replace absent or disqualified members at any meeting of that committee. If the Board of Directors has not designated alternate members to a committee, then in the absence or disqualification of a member of a committee from a meeting, the member or members thereof present at such meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member ("substitute member"). The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors.

(c) Authority. Each committee, to the extent provided in the resolution of the Board of Directors creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, a committee may not:

(i) authorize distributions;

(ii) approve or propose to stockholders action that the NRS requires to be approved by stockholders;

(iii) fill vacancies on the Board of Directors;

(iv) adopt, amend, or repeal the Bylaws;

(v) approve a plan of merger not requiring stockholder approval;

(vi) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors;

(vii) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors; *provided, however*, that the Board of Directors may authorize a committee or officer to do so within limits specifically prescribed by the Board of Directors. The committee shall then have full power within the limits set by the Board of Directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment of the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Nevada General Corporation Law.

(d) Records. Each such committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

(e) Change in Number. The number of members or alternate members of any committee appointed by the Board of Directors, as herein provided, may be increased or decreased from time to time by appropriate resolution adopted by of the Board of Directors.

(f) Vacancies. Vacancies in the membership of any committee designated and appointed hereunder shall be filled by the Board of Directors, at a regular or special meeting of the Board of Directors, in a manner consistent with the provisions of this Section 3.15.

(g) Removal. Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors, whenever in its judgment the best interests of the Corporation and its stockholders will be served thereby.

(h) Meetings. The time, place, and notice (if any) of committee meetings shall be determined by the members of such committee.

(i) Quorum; Requisite Vote. At meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors to such committee shall constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum, alternate members or substitute members acting in the place of members

at a meeting shall be counted to the same extent as the members of the committee they are replacing; *provided, however*, that for purposes of determining the presence of a quorum, alternate members and substitute members (whether or not acting in the place of members at a meeting) shall not be included in the number of members designated by the Board of Directors to such committee. The act of a majority of the members (and to if acting in the place of members, alternate members or substitute members) of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute. If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

(j) Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, compensation for members and alternate members of any committee appointed pursuant to the authority hereof may be authorized by the Board of Directors pursuant to the provisions of Section 3.16 hereof or by a committee specifically authorized by the Board of Directors to authorize compensation.

(k) Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of such committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall become a part of the record of such committee.

Section 3.16 Compensation; Expenses. The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the Board of Directors establishes the compensation of directors pursuant to this subsection, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other compensation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

Section 3.17 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an assistant secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting.

ARTICLE 4
OFFICERS, AGENTS AND CORPORATE BANK ACCOUNTS

Section 4.1 Election. The Board of Directors shall elect and appoint a President, a Secretary, and a Treasurer. Said officers shall serve until their respective successors are elected and

appointed and shall qualify or until their earlier resignation or removal. The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board of Directors, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors. Any individual may hold more than one office in the Corporation.

Section 4.2 Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

Section 4.3 Vacancies. If any vacancy occurs in any office of the Corporation, the Board of Directors may appoint a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 4.4 President. The president shall preside at all meetings of stockholders and all meetings of the board of directors unless the board of directors has appointed a chairman, vice chairman, or other officer of the board and has authorized such person to preside at meetings of the board of directors. Subject to the direction and supervision of the board of directors, the president shall be the chief executive officer of the corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation holds any stock. On behalf of the corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership of said stock, subject to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any. The president shall have such additional authority and duties as are appropriate and customary for the office of president and chief executive officer, except as the same may be expanded or limited by the board of directors from time to time.

Section 4.5 Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the board of directors, or if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the president.

Section 4.6 Secretary. The secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the stockholders and the board of directors, a record of all actions taken by the stockholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation,

and a record of all waivers of notice of meetings of stockholders and of the board of directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors, (iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all stockholders in a form that permits preparation of a list of stockholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each stockholders, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (v) maintain at the corporation's principal office the originals or copies of the corporation's articles of incorporation, bylaws, minutes of all stockholders' meetings and records of all action taken by stockholders without a meeting for the past three years, all written communications within the past three years to stockholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (vii) authenticate records of the corporation, and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary. The directors and/or stockholders may however respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings. Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

Section 4.7 Treasurer. The treasurer shall be the principal financial officer of the corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. Subject to the limits imposed by the board of directors, he shall receive and give receipts and acquittances for money paid in on account of the corporation, and shall pay out of the corporation's funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

The treasurer shall also be the principal accounting officer of the corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Nevada General Corporation Law, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and

prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations.

Section 4.8 Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors.

Section 4.9 Execution of Negotiable Instruments, Deeds, and Contracts. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors may from time to time designate. The Board of Directors may authorize the use of the facsimile signatures of any such persons. Any officer of the Corporation shall be authorized to attend, act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof. Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

Section 4.10 Corporate Bank Accounts. The Corporation shall establish such savings, checking, and other bank accounts as deemed necessary or prudent by the Board of Directors.

ARTICLE 5
CAPITAL STOCK

Section 5.1 Issuance. Shares of the Corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation, or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2 Stock Certificates and Uncertificated Shares.

(a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the President, or a Vice President, and by the Secretary of the Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation; *provided*, *however*, that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation's stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the Stockholders. Whenever such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any

certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying, at a minimum, the name of the issuing Corporation and that it is organized under the laws of the State of Nevada, the name of the person to whom issued, and the number of shares owned by him, her or it in the Corporation. Except as otherwise expressly provided by law, the rights and obligations of the Stockholders shall be identical whether or not their shares of stock are represented by certificates.

(c) Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation's organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Corporation's stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the Chapter 78 of the NRS and/or such other federal, state or local laws or regulations then in effect.

Section 5.3 Surrendered; Lost or Destroyed Certificates. All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any Stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount satisfactory to the Board of Directors or an authorized officer which amount may be in excess of the current market value of the stock, and upon such terms as the Treasurer, or other officer who is so authorized, or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 5.4 Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange

the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of Stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 5.5 Registration of the Transfer of Shares. Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective, and satisfy such additional conditions and documentation as the Corporation shall reasonably require. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name the shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 5.6 Restrictions on Transfer of Shares Permitted. The Board of Directors (or stockholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction. A restriction on the transfer or registration of transfer of shares may be authorized: (i) to maintain the Corporation's status when it is dependent on the number or identity of its stockholders, (ii) to preserve exemptions under federal or state securities laws, or (iii) for any other reasonable purpose.

A restriction on the transfer or registration of transfer or shares may: (i) obligate the stockholder first to offer the Corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares, (ii) obligate the Corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares, (iii) require the Corporation, the holders or any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable, or (iv) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

A restriction on the transfer or resignation of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 5.5 and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by Section 5.2 with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

Section 5.7 Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

Section 5.8 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation's stock.

ARTICLE 6
DISTRIBUTIONS

Section 6.1 Distributions. Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 2.5 hereof, prior to the distribution for the purpose of determining Stockholders entitled to receive any distribution.

ARTICLE 7
RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

Section 7.1 Records. All original records of the Corporation shall be kept at the principal office of the Corporation by or under the direction of the Secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

Section 7.2 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.3 Fiscal Year End. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE 8
INDEMNIFICATION

Section 8.1 Indemnification and Insurance.

(a) Indemnification. For purposes of this Article, a "Proper Person" means any person (including the estate or personal representative of a director) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in this Article that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, or (ii) in all other cases (except criminal cases),

that his conduct was at least not opposed to the corporation's best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Official capacity means, when used with respect to a director, the office of director and, when used with respect to any other Proper Person, the office in a corporation held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. Official capacity does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement herein. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirement of this section that he conduct himself in good faith.

No indemnification shall be made under this Article to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this section in connection with a proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

(b) Right to Indemnification. The corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification under this Article against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the corporation other than the determination in good faith that the defense has been wholly successful.

(c) Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in this Article. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in this Article.

(d) Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in this Article or where indemnification is ordered by a court, any indemnification shall be made by the Corporation only as determined in the specific case by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in this Article. This determination shall be made by the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding. If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board of directors designated by the board, which committee shall consist of

two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in herein or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board (including directors who are parties to the action) or (ii) a vote of the stockholders.

Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

(e) Court-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If a court determines that the Proper Person is entitled to indemnification under this Article, the court shall order indemnification, including the Proper Person's reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

(f) Advance of Expenses. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described herein may be paid by the corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person's good faith belief that he has met the standards of conduct prescribed by this Article 8, (ii) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and (iii) a determination is made by the proper group (as described in this Article 8) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in this Article 8.

(g) Additional Indemnification to Certain Persons Other Than Directors. In addition to the indemnification provided to officers, employees, fiduciaries or agents because of their status as Proper Persons under this Article, the corporation may also indemnify and advance

expenses to them if they are not directors of the corporation to a greater extent than is provided in these bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or stockholders or by contract.

(h) Witness Expenses. The sections of this Article 8 do not limit the Corporation's authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been made or named as a defendant or respondent in the proceeding.

(i) Report to Stockholders. Any indemnification of or advance of expenses to a director in accordance with this Article 8, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the stockholders with or before the notice of the next stockholders' meeting. If the next stockholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the stockholders at or before the time the first stockholder signs a writing consenting to such action.

(j) Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article 8 or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors of the corporation, whether such insurance company is formed under the laws of Nevada or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

Section 8.2 Amendment. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article 8 which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

ARTICLE 9
CHANGES IN NEVADA LAW

Section 9.1 References in these Bylaws to Nevada law or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; *provided* that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article 8 hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation

and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation, without the requirement of any further action by Stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE 10
GENERAL PROVISIONS

Section 10.1 Evidence of Authority. A certificate by the Secretary, or an assistant secretary, or a temporary secretary, as to any action taken by the Stockholders, directors, a committee or any officer of representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 10.2 Articles of Incorporation. All references in these Bylaws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended and, if applicable, amended and restated, in effect from time to time.

Section 10.3 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE 11
FORUM FOR LITIGATION

Section 11.1 Exclusive Forum for Certain Litigation. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation's Stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the NRS or the Corporation's Articles of Incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Nevada (or, if no state court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada).

ARTICLE 12
AMENDMENTS

Section 12.1 Amendments to Bylaws. The Board of Directors is expressly empowered to adopt, amend, or repeal the Bylaws of the Corporation. The stockholders also shall have power to adopt, amend, or repeal the Bylaws of the Corporation; *provided*, *however*, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Articles of Incorporation, such action by stockholders shall require the affirmative vote of the

holders of at least 51% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

**SECRETARY'S CERTIFICATE
OF ADOPTION OF
AMENDED AND RESTATED BYLAWS
OF
HARTFORD CREATIVE GROUP, INC.**

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of Hartford Creative Group, Inc., a Nevada corporation (the "Corporation").

2. That the foregoing Amended and Restated Bylaws constitute the Bylaws of the Corporation as adopted by the Board of Directors of the Corporation as of December 24, 2024 and the stockholders of the Corporation on December 24, 2024.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of December 24, 2024.

Sheng-Yih Chang

Sheng-Yih Chang, Secretary